   As filed with the Securities and Exchange Commission on February 27, 1998


                                                Registration No. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                        --------------------------------

                           PHP HEALTHCARE CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE                                      54-1023168
-------------------------------                      -------------------
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)

      11440 COMMERCE PARK DRIVE
            RESTON, VA                                      20191
----------------------------------------                  ----------
(Address of principal executive offices)                  (Zip Code)


      PHP HEALTHCARE CORPORATION AMENDED AND RESTATED 1996 INCENTIVE PLAN
      -------------------------------------------------------------------
                           (Full title of the plans)

                      BEN ROSENBAUM III, GENERAL COUNSEL
                          PHP HEALTHCARE CORPORATION
                           11440 Commerce Park Drive
                               RESTON, VA 20191
                                (703) 758-3600
-------------------------------------------------------------------------------
(Name, address and telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

=========================================================================================================
     TITLE OF                                PROPOSED MAXIMUM         PROPOSED
 SECURITIES TO BE          AMOUNT TO BE       OFFERING PRICE     MAXIMUM AGGREGATE        AMOUNT OF
 REGISTERED               REGISTERED /(1)     PER SHARE /(2)/    OFFERING PRICE /(2)/   REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
Common stock,               2,500,000            12.6875            31,718,750             $9,357.03
 $.01 par value,
 and associated
 Preferred Stock
 Purchase Rights /(3)/

===============================================================================
/(1)/ Plus such additional shares as may be made available in order to adjust to a change in capitalization.

/(2)/ Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee. With respect to the 2,500,000 shares referred to above, the maximum offering price has been calculated based upon a price of $12.6875 per share, the average of the high and low prices reported on the NYSE on February 20, 1998, pursuant to Rule 457 (h).

/(3)/ The Preferred Stock Purchase Rights, which are attached to the shares of Common Stock of the registrant, will be issued for no additional consideration; no additional registration fee is required.

===============================================================================

                                EXPLANATORY NOTE


REGISTRATION OF ADDITIONAL SECURITIES

    On May 2, 1997, PHP Healthcare Corporation (the "Company") filed a Registration Statement on Form S-8 (File No. 333-26403) covering 500,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock") issuable under the PHP Healthcare Corporation 1996 Incentive Plan (the "Plan"). On November 3, 1997, the Company's stockholders approved a proposal amending and restating the Plan to, among other things, increase the number of shares of Common Stock authorized for grant or award thereunder from 500,000 to 3,000,000. Therefore, the total number of shares of Common Stock currently available for issuance pursuant to the Plan is 3,000,000 and this Registration Statement covers the additional 2,500,000 shares of Common Stock to be registered hereunder.

          PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
------   ---------------------------------------

         The following documents, which are filed with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

    (a) The Company's latest Annual Report on Form 10-K for the Fiscal Year ended April 30, 1997.

    (b) All other reports filed by the Company pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

    (c) The description of the common stock of the Company, par value $.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 20, 1996, as amended through the date hereof.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicate that all securities registered hereunder have been sold or which deregister all shares of the securities offered then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.


Item 4.  Description of Securities
------   -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel
------   --------------------------------------

         None.

Item 6.  Indemnification of Directors and Officers
------   -----------------------------------------

         Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery, or such other court, shall deem proper.

         Section 145 further provides that to the extent that a person serving as a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that indemnification and advancement of expenses provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification and advancement of expenses provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145.


         Article IX of the Company's Bylaws provides that the Corporation shall indemnify any person who is, or was, a director, officer, employer or agent of the corporation to the fullest extent permitted by the DGCL, except that the corporation may, but need not, purchase indemnity insurance. The Company has obtained primary and excess insurance policies insuring the directors and officers of the Company against certain liabilities that they may incur in their capacity as directors and officers. Under such policies, the insurers, on behalf of the Company, may also pay amounts for which the Company has granted indemnification to the directors or officers.

         Section 102(b)(7) of DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.
Article 9 of the Company's Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

Item 7.  Exemption from Registration Claimed
------   -----------------------------------

         Not applicable.

Item 8.    Exhibits
---------  --------

 Exhibit No.                      Description of Exhibit
--------------  ----------------------------------------------------------------
     4.1 Specimen form of the Company's Common Stock certificate (incorporated by reference to Exhibit 7.1 to the Company's Form 8-A, Amendment No. 1, filed with the Securities and Exchange Commission on August 11, 1992).

     4.2 Amended and Restated PHP Healthcare Corporation 1996 Incentive Plan (incorporated by reference to the Company's proxy statement filed on October 7, 1997)

     5.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson as to the legality of the Shares being registered.

    15.1 Letter of Coopers & Lybrand L.L.P. regarding unaudited interim financial statements.

    23.1        Consent of Coopers & Lybrand L.L.P.

    23.2        Consent of Ernst & Young LLP

    23.3        Consent of Fried, Frank, Harris, Shriver & Jacobson (included in
                Exhibit 5.1 to this Registration Statement).

    24.1        Power of Attorney (included on signature page)

Item 9.    Undertakings
---------  ------------

    (a)  The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

              (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered that remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on February 27, 1998.



                              PHP HEALTHCARE CORPORATION


                              By /s/ Anthony M. Picini
                                 ----------------------------
                                 Anthony M. Picini
                                 Executive Vice President and
                                 Chief Financial Officer

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jack M. Mazur, Anthony M. Picini, and Ben Rosenbaum III, as that person's true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any and all pre-effective and post-effective amendments, and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies, approves and confirms all that his said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                                          Title                             Date
----------------------------------------------------  ---------------------------------  ------------------------------
/s/ Charles P. Reilly                                Chairman of the Board                     February 27, 1998
---------------------------------------------------
   Charles P. Reilly

/s/ Robert L. Bowles, Jr.                            Director                                  February 27, 1998
---------------------------------------------------
   Robert L. Bowles, Jr.

/s/ William J. Lubin                                 Director                                  February 27, 1998
---------------------------------------------------
   William J. Lubin

/s/ Joseph G. Mathews                                Director                                  February 27, 1998
---------------------------------------------------
   Joseph G. Mathews

/s/ Jack M. Mazur                                    Chief Executive Officer,                  February 27, 1998
---------------------------------------------------  President
   Jack M. Mazur

/s/ Donald J. Ruffing                                Director                                  February 27, 1998
---------------------------------------------------
   Donald J. Ruffing

/s/ Jerry W. Carlton                                 Director                                  February 27, 1998
---------------------------------------------------
   Jerry W. Carlton

/s/ Michael D. Starr                                 Director                                  February 27, 1998
---------------------------------------------------
   Michael D. Starr

/s/ John J. McDonnell                                Director                                  February 27, 1998
---------------------------------------------------
   John J. McDonnell

/s/ Frank L. Provato, M.D.                           Director                                  February 27, 1998
---------------------------------------------------
   Frank L. Provato, M.D.

/s/ Anthony M. Picini                                Executive Vice President and              February 27, 1998
---------------------------------------------------  Chief Financial Officer
   Anthony M. Picini

                                 EXHIBIT INDEX



 Exhibit No.                       Description of Exhibit
--------------  ------------------------------------------------------------

     4.1 Specimen form of the Company's Common Stock certificate (incorporated by reference as Exhibit 7.1 to the Company's Form 8A, Amendment 1, filed with the Securities and Exchange Commission on August 11, 1992.

     4.2 Amended and Restated 1996 PHP Healthcare Corporation Incentive Plan (incorporated by reference to the Company's proxy statement filed October 7, 1997).

     5.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson as to the legality of the Shares being registered.

    15.1 Letter of Coopers & Lybrand L.L.P. regarding unaudited interim financial statements.

    23.1        Consent of Coopers & Lybrand L.L.P.

    23.2        Consent of Ernst & Young LLP

    23.2 Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1).

    24.1        Power of Attorney (included on signature page)